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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    MARCH 30, 2005
                                                 -------------------------------

                              PACIFIC ETHANOL, INC.
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             (Exact name of registrant as specified in its charter)

          DELAWARE                      000-21467                41-2170618
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


     5711 N. WEST AVENUE, FRESNO, CALIFORNIA                    93711
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    (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:    (559) 435-1771
                                                    ----------------------------

ACCESSITY CORP., 3300 UNIVERSITY DRIVE, SUITE 201, CORAL SPRINGS, FLORIDA 33065
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective as of March 30, 2005, the Company entered into an Indemnification Agreement with William "Bill" Jones (the "Indemnitee") in connection with Mr. Jones' service as a member of the Board of Directors of the Company. Mr. Jones was appointed as a member of the Board of Directors of the Company on March 30, 2005. The Indemnification Agreement is included as Exhibit 10.1 to this Report on Form 8-K.

     Under the Indemnification Agreement, the Company has agreed to indemnify the Indemnitee in connection with any third-party proceeding or threatened proceeding against the Indemnitee or in connection with a proceeding or threatened proceeding by or in the right of the Company, such as a stockholder derivative suit, by reason of the fact that the Indemnitee is or was an officer and/or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all expenses, damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any such proceeding, to the fullest extent permitted by the Delaware General Corporation Law, whether or not the Indemnitee was the successful party in any such proceeding; provided, however, that any settlement of a third-party proceeding must be approved in writing by the Company, and any settlement of a proceeding by or in the right of the Company is settled with the approval of a court of competent jurisdiction or indemnification of such amounts is otherwise ordered by a court of competent jurisdiction in connection with such proceeding.

     In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee's defense in any such proceeding; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

     No indemnification payments or payments for expenses may be made by the Company under the agreements (i) to indemnify or advance expenses to the Indemnitee with respect to actions initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to actions brought to establish or enforce a right to indemnification or advancement of expenses under the agreement or any other statute or law or otherwise as required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if approved by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such action, (ii) to indemnify the Indemnitee for any expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount paid under such insurance, (iii) to indemnify the Indemnitee for any expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which the Indemnitee has been or is indemnified by the Company or any other party otherwise than pursuant to the agreement, or (iv) to indemnify the Indemnitee for any expenses, damages, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or similar provisions of any federal, state or local statutory law.


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     The Company is also required under the agreement, at the Indemnitee's request, to maintain in full force and effect, at its sole cost and expense, directors' and officers' liability insurance by an insurer, in an amount and with a deductible reasonably acceptable to the Indemnitee covering the period during which the Indemnitee is serving in any one or more of the capacities covered by the agreement and for so long thereafter as the Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding by reason of the fact that the Indemnitee is serving in any of the capacities covered by the agreement; provided, that the Company shall have no obligation to maintain such insurance if the Company determines, in good faith, that (i) such insurance cannot be obtained on terms which are commercially reasonable, (ii) the premium costs for such insurance is significantly disproportionate to the amount of coverage provided, (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iv) the Company, after using best efforts, is otherwise unable to obtain such insurance.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

     (d) On March 30, 2005, the Board of Directors of Pacific Ethanol, Inc. (the "Company") appointed William "Bill" Jones as a member and as Chairman of the Board of Directors of the Company.

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Please note that many of the Certain Relationships and Related Transactions set forth below are with regard to Pacific Ethanol, Inc., a California corporation ("PEI California"), which became a wholly-owned subsidiary of the Company in connection with a share exchange transaction that occurred on March 23, 2005 pursuant to which the shareholders of PEI California and the holders of the equity interests of certain other entities exchanged their shares of common stock of PEI California and other equity interests in such other entities for shares of common stock of the Company (the "Share Exchange Transaction").

     PEI California sold various cattle feed products in 2003 totaling $109,698, at market rates, to a business owned by Mr. Jones, who was a principal shareholder of PEI California and is now a principal shareholder of the Company and who is the father-in-law of Ryan Turner, who is also a member of the Board of Directors of the Company and is Chief Operating Officer and Secretary of the Company.

     PEI California reimbursed Mr. Jones an aggregate of $200,000 during 2003 for expenses paid on behalf of PEI California.


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     On June 20, 2003, Mr. Jones executed a Continuing Guaranty in favor of
Lyles Diversified, Inc. personally guaranteeing up to $1.0 million of a $5.1 million loan made by Lyles Diversified, Inc. to PEI California. On March 30, 2005, Mr. Jones and Lyles Diversified, Inc. executed a Termination Agreement pursuant to which Mr. Jones' guarantee obligations under such Continuing Guaranty were terminated.

     On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, a director of PEI California and of the Company, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including the Company.

     Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, negotiated the terms of a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

     PEI California entered into a consulting agreement with Ryan Turner for consulting services at $6,000 per month. During 2004, PEI California paid Mr. Turner a total of $72,000 pursuant to such consulting contract.

     On December 28, 2004, January 10, 2005, and February 22, 2005 Mr. Jones made short-term advances to PEI California in the amounts of $20,000, $60,000 and $20,000, respectively. PEI California repaid each of these amounts to Mr. Jones on March 24, 2005.

     On March 23, 2005, in connection with the Share Exchange Transaction, the Company entered into an Executive Employment Agreement with Ryan Turner. On March 23, 2005, also in connection with the Share Exchange Transaction, the Company entered into an Indemnification Agreement with Ryan Turner in connection with his services as an executive officer and member of the Board of Directors of the Company.

     In connection with the Share Exchange Transaction, the Company entered into a Confidentiality, Non-Competition and Non-Solicitation Agreement dated March 23, 2005 with Mr. Jones. The agreement provides for certain standard confidentiality protections in favor of the Company prohibiting Mr. Jones, from disclosure or use of confidential information of the Company. The agreement also provides that Mr. Jones is prohibited from competing with the Company for a period of five years. In addition, during the period during which Mr. Jones is prohibited from competing, he is also prohibited from soliciting customers, employees or consultants of the Company and is further prohibited from making disparaging comments regarding the Company, its officers or directors, or its other personnel, products or services.

     Effective as of March 30, 200, the Company entered into an Indemnification Agreement with Mr. Jones in connection with his appointment as a member of the Board of Directors of the Company. This agreement is described above, and the disclosures contained in Item 1.01 of this Report on Form 8-K are incorporated herein by reference.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.
          --------------------------------------------

          Not applicable.

     (b)  Pro Forma Financial Information.
          --------------------------------

          Not applicable.

     (c)  Exhibits.
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          Number      Description
          ------      -----------

          10.1 Form of Indemnification Agreement between the Company and each of its Executive Officers and Directors (1)

          ---------------
          (1) Filed with the Securities and Exchange Commission on March 29, 2005 as an exhibit to the Company's Report on Form 8-K and incorporated herein by reference.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2005                    PACIFIC ETHANOL, INC.


                                       By: /S/ NEIL KOEHLER
                                          ---------------------------------
                                           Neil Koehler, President and CEO




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